UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2022

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Bonus Plans

On July 14, 2022, the Boards of Directors of Mercantile Bank Corporation (“Mercantile”), and of Mercantile’s wholly-owned subsidiary, Mercantile Bank (the “Bank”), adopted an executive officer bonus plan for 2022 (the “Executive Officer Plan”).

The Executive Officer Plan provides for cash bonuses for: Robert B. Kaminski, Jr., the President and Chief Executive Officer of Mercantile and the Chief Executive Officer of the Bank; Raymond E. Reitsma, the President of the Bank and Executive Vice President of Mercantile; Charles E. Christmas, the Executive Vice President, Chief Financial Officer, and Treasurer of Mercantile, and the Executive Vice President and Chief Financial Officer of the Bank; and Robert T. Worthington, Senior Vice President, Chief Risk Officer, General Counsel, and Secretary of Mercantile and the Bank.

The maximum amount that can be allocated to the bonus pool is $729,950 under the Executive Officer Plan, provided, however, that the maximum amount will be appropriately adjusted if (a) a newly hired employee becomes eligible to participate in the plan, (b) a participant's base salary is adjusted during the year, or (c) a participant becomes ineligible before December 31, 2022.

Payment from the bonus pool under the plan, if any, is based on the achievement of targets under the following metrics for 2022:

25.0%	Earnings per share
12.5%	Non-performing assets
12.5%	Net interest margin
12.5%	Net revenue
12.5%	Efficiency ratio
12.5%	Return on assets
12.5%	Return on equity

The specific targets for each metric will be established by the Compensation Committee of Mercantile's Board of Directors.

Each individual target must be met or exceeded in order for the percentage associated with that metric to be credited toward payment from the bonus pool under the plan. The accumulated percentage for each individual target attained will be applied to the bonus pool amount to determine the total amount of the bonus pool to be awarded (the "Award Amount"). For example, if the first four factors are attained and the next three factors are not attained, and if the maximum amount is allocated to the bonus pool under the Executive Officer Plan, the Award Amount would be $729,950 x 62.5% = $456,218.75.

The Award Amount will be paid to each participant pro rata based on a uniform percentage of the participant's 2022 salary (not to exceed: 55% of the 2022 salary of the Chief Executive Officer; 45% of the 2022 salary of the President of the Bank; 35% of the 2022 salary of the Chief Financial Officer; and 20% of the 2022 salary of the Chief Risk Officer). Any bonus awards that are earned under the plan will be paid to the executive officers on or before March 15, 2023.

Payments under the plan are subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of Mercantile's Board of Directors.

A copy of the Executive Officer Plan is attached as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	2022 Mercantile Executive Officer Bonus Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Executive Vice President, Chief
Financial Officer and Treasurer

Date: July 18, 2022

Exhibit Index

Exhibit Number	Description

10.1	2022 Mercantile Executive Officer Bonus Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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